SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2011

HONDO MINERALS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	333-161868	26-1240056
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
15303 N. Dallas Parkway, Suite 1050
Addison, Texas 75001
(Address of principal executive offices)

(214) 444-7444
(Registrant’s telephone number)

Copy of all Communications to:
Zouvas Law Group, P.C.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
phone: 619-688-1715
fax: 619-688-1716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 12, 2011, Skip Headen resigned from all corporate offices with the Company.  Mr. Headen will still serve as an Independent Director for the Company. The resignation did not involve any disagreement with the Company.

On December 12, 2011, the Board appointed Chris Larson as Chief Financial Officer, Secretary and as a Member of the Board of Directors of the Company.

Chris Larson- 40 – CPA
Chris has extensive public company experience and, co-founded and acted as CFO of Cash Systems, Inc., a NASDAQ traded (symbol: CKNN) financial services company involved in the casino gaming industry from 1999 to 2005. During that time Chris also was a Director of Cash Systems.  Cash Systems was taken public via a reverse merger – and, during Chris’ tenure the company experienced rapid revenue growth from $600,000 to $100,000,000 annually.  As CFO helped the company through $55,000,000 worth of private placements and assisted the company in securing several vault cash arrangements. Chris’s experience with public companies ensures that he brings an extensive array of financial accounting, financial analysis, SEC reporting / compliance and management skills. From 2005 through 2011 Chris has severed as President of National Cash & Credit a private financial services company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HONDO MINERALS CORPORATION

Date: December 12, 2011	By:	/s/ William R. Miertschin
Name: William R. Miertschin
Title: President and Chief Executive Officer